EXHIBIT 99.1

Date:          July 25, 2005
Contact:       Bruce S. Rosenbloom, CFO
Phone:         (954) 979 5995
Fax:           (954) 971 0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD FIRST QUARTER
FINANCIAL RESULTS - NET INCOME INCREASES 95%

Pompano Beach, Florida, July 25, 2005 - PetMed Express, Inc. (NASDAQ:
PETS) today announced its financial results for the quarter ended June 30, 2005. Net income was $3.5 million, or $0.15 diluted per share, for the quarter ended June 30, 2005, compared to net income of $1.8 million, or $0.08 diluted per share, for the quarter ended June 30, 2004, an increase to net income of 95%. Net sales for the quarter ended June 30, 2005 were $43.6 million, compared to $35.3 million for the quarter ended June 30, 2004, an increase of 24%.

The Company acquired approximately 217,000 new customers during the first fiscal quarter compared to 191,000 new customers for the same quarter in the prior year. Approximately 54% of all orders were placed on the Company's website for the first fiscal quarter, compared to 52% for the same quarter in the prior year.

Menderes Akdag, CEO, commented: "We are pleased to report that our retail reorder sales increased by 29%, from $19.9 million to $25.8 million for the quarters ended June 30, 2004 and 2005, respectively. We will continue to focus on reorder sales in fiscal 2006 by initiating more personalized communication with specific relevance to our customers. In addition, our retail new order sales increased by 10% to $16.4 million for the first fiscal quarter compared to $14.9 million for the same quarter in the prior year. The advertising cost of acquiring a new customer for the first fiscal quarter was approximately $35 compared to $41 for the same quarter in the prior year. This 15% improvement in the cost of customer acquisition can be attributed to increased advertising efficiency and more effective advertising creatives. We are also pleased to report that net cash provided by operating activities increased by $6.3 million, from $1.7 million for the quarter ended June 30, 2004 to $8.0 million for the quarter ended June 30, 2005."

This morning at 8:30 A.M. Eastern Time, Mr. Akdag, will host a conference call to review the quarter's financial results. To access the call which is open to the public, call (888) 455-1758. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on July 25, 2005 until August 8, 2005 at 11:59 P.M. To access the replay, call (800) 964-3941 (toll free), and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2005. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S.
Rosenbloom, CFO, 954-979-5995.

                                  ###

                            99.1 page 1 - 4





              PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        June 30,          March 31,
                                                          2005             2005
                                                       -------------    -------------
                                                        (UNAUDITED)

                                 ASSETS

Current assets:
  Cash and cash equivalents                           $   20,707,737   $   12,680,962
  Accounts receivable, less allowance for doubtful
     accounts of $39,000 and $37,000, respectively         1,912,458        1,796,756
  Inventories - finished goods                            10,096,170       11,180,333
  Prepaid expenses and other current assets                  203,903          213,152
                                                       -------------    -------------
     Total current assets                                 32,920,268       25,871,203

  Property and equipment, net                              1,170,826        1,286,267
  Deferred income taxes                                      595,936          582,846
  Intangible asset                                           365,000          365,000
  Other assets                                                14,167           14,167
                                                       -------------    -------------

Total assets                                          $   35,066,197   $   28,119,483
                                                       =============    =============

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                    $    4,171,099   $    2,724,990
  Income taxes payable                                     1,806,365          601,535
  Accrued expenses and other current liabilities           1,207,874          575,894
                                                       -------------    -------------

Total liabilities                                          7,185,338        3,902,419
                                                       -------------    -------------
Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.001 par value, 5,000,000 shares
    authorized; 2,500 convertible shares issued and
    outstanding with a liquidation  preference of $4
    per share                                                  8,898            8,898
  Common stock, $.001 par value, 40,000,000 shares
    authorized; 23,496,191 and 23,458,725 shares
    issued and outstanding, respectively                      23,496           23,459
  Additional paid-in capital                              12,196,783       12,074,611
  Retained earnings                                       15,651,682       12,110,096
                                                       -------------    -------------

     Total shareholders' equity                           27,880,859       24,217,064
                                                       -------------    -------------

Total liabilities and shareholders' equity            $   35,066,197   $   28,119,483
                                                       =============    =============

                              99.1 page 2 - 4








                  PETMED EXPRESS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (UNAUDITED)

                                                         Three Months Ended
                                                             June 30,
                                                         2005           2004
                                                      -----------    -----------

Sales                                                $ 43,631,758   $ 35,288,528
Cost of sales                                          26,773,172     21,426,719
                                                      -----------    -----------

Gross profit                                           16,858,586     13,861,809
                                                      -----------    -----------
Operating expenses:
  General and administrative                            3,852,894      3,221,905
  Advertising                                           7,604,303      7,754,829
  Depreciation and amortization                           127,545        159,059
                                                      -----------    -----------
Total operating expenses                               11,584,742     11,135,793
                                                      -----------    -----------

Income from operations                                  5,273,844      2,726,016
                                                      -----------    -----------
Other income (expense)
  Interest expense                                              -           (742)
  Interest income                                          99,437          4,633
  Other, net                                               40,287           (410)
                                                      -----------    -----------
Total other income (expense)                              139,724          3,481
                                                      -----------    -----------

Income before provision for income taxes                5,413,568      2,729,497

Provision for income taxes                              1,871,982        911,359
                                                      -----------    -----------

Net income                                           $  3,541,586   $  1,818,138
                                                      ===========    ===========
Net income per common share:

  Basic                                              $       0.15   $       0.08
                                                      ===========    ===========
  Dilutive                                           $       0.15   $       0.08
                                                      ===========    ===========
Weighted average number of common shares outstanding:

  Basic                                                23,471,264     22,017,221
                                                      ===========    ===========
  Dilutive                                             23,969,197     23,882,936
                                                      ===========    ===========




                             99.1 page 3 - 4










                 PETMED EXPRESS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED)

                                                                    Three Months Ended
                                                                         June 30,
                                                                   2005             2004
                                                               ------------     ------------

Cash flows from operating activities:
  Net income                                                  $   3,541,586    $   1,818,138
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                 127,545          159,059
      Tax benefit related to stock options exercised                 38,110           32,763
      Deferred income  taxes                                        (13,090)               -
      Bad debt expense                                                2,362              170
      (Increase) decrease in operating assets and liabilities:
      Accounts receivable                                          (118,064)          56,280
      Inventories                                                 1,084,163       (2,990,083)
      Prepaid expenses and other current assets                       9,249            9,121
      Other assets                                                        -            7,655
      Accounts payable                                            1,446,109        2,388,665
      Income taxes payable                                        1,204,830          456,151
      Accrued expenses and other current liabilities                631,980         (196,498)
                                                               ------------     ------------
Net cash provided by operating activities                         7,954,780        1,741,421
                                                               ------------     ------------
Cash flows from investing activities:
  Purchases of property and equipment                               (12,104)         (67,210)
                                                               ------------     ------------
Net cash used in investing activities                               (12,104)         (67,210)
                                                               ------------     ------------
Cash flows from financing activities:
  Proceeds from the exercise of stock options, warrants,
    and other transactions                                           84,099          226,727
  Payments on the loan obligation                                         -          (17,110)
                                                               ------------     ------------
Net cash provided by financing activities                            84,099          209,617
                                                               ------------     ------------

Net increase in cash and cash equivalents                         8,026,775        1,883,828
Cash and cash equivalents, at beginning of period                12,680,962        3,278,926
                                                               ------------     ------------

Cash and cash equivalents, at end of period                   $  20,707,737    $   5,162,754
                                                               ============     ============
Supplemental disclosure of cash flow information:

  Cash paid for interest                                      $           -    $         802
                                                               ============     ============
  Cash paid for income taxes                                  $     642,132    $     422,445
                                                               ============     ============




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